UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 7, 2006

KIMBALL HILL, INC.

(Exact name of registrant as specified in its charter)

Illinois	333-133278	36-2177380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5999 New Wilke Road, Suite 504 Rolling Meadows, Illinois 60008
(Address of principal executive offices, including zip code)

(847) 364-7300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02            Results of Operations and Financial Condition

Kimball Hill, Inc. plans to discuss the following additional information on its conference call scheduled for Tuesday, August 8, 2006 at 1:00 p.m. Central Time.

Kimball Hill's interest expense and interest incurred for the three month and nine month periods ended June 30, 2006 and 2005 are as follows:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands)	2006	2005	2006	2005
Interest expense in cost of sales	$9,445	$7,483	$20,588	$17,368
Interest expense in mortgage banking operations	$1	$2	$7	$36
Interest incurred	$14,878	$12,318	$36,165	$28,872

For additional information about Kimball Hill’s financial results for the third quarter ended June 30, 2006, reference is hereby made to the Current Report on Form 8-K filed with the Securities and Exchange Commission on Monday, August 7, 2006. The information in this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, except as shall otherwise be expressly set forth by specific reference in such filing.

Item 7.01            Regulation FD Disclosure.

The information disclosed under Item 2.02 above is incorporated into this Item by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL HILL, INC.

Date: August 7, 2006	/s/ Eugene K. Rowehl
	By:	Eugene K. Rowehl
	Its:	Senior Vice President and Chief Financial Officer